FIFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 22nd day of April, 2020, by and between SILICON VALLEY BANK (“Bank”) and LIMELIGHT NETWORKS, INC., a Delaware corporation (“Borrower”) whose address is 1465 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85257.
RECITALS
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of November 2, 2015, as amended by that certain First Loan Modification Agreement dated as of March 30, 2016, as further amended by that certain Second Loan Modification Agreement dated as of October 25, 2016, as further amended by that certain Third Amendment to Loan and Security Agreement dated as of October 17, 2017, and as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of February 27, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.4 (Payment of Interest on Credit Extensions). Subsection (a) of Section 2.4 is deleted in its entirety and replaced with the following:
“    (a)    Interest Rate. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) one-quarter of one percent (0.25%) below the Prime Rate and (ii) three percent (3.0%), which interest shall be payable monthly in accordance with Section 2.4(d) below.”
2.2    Section 2.5 (Fees). (i) Subsections (d) and (e) of Section 2.5 are renumbered subsections (e) and (f), respectively, and (ii) the following new subsection (d) is inserted in Section 2.5:
“    (d)    Fifth Amendment Anniversary Fee. A fully earned, non-refundable anniversary fee of Thirty-Five Thousand Dollars ($35,000.00) shall be earned as of the Fifth Amendment Effective Date, and shall be due and payable on the earliest to occur of (i) November 2, 2021, (ii) the occurrence of an Event of Default, or (iii) the termination of this Agreement;”
2.3    Section 5.5 (Financial Statements; Financial Condition). Section 5.5 is deleted in its entirety and replaced with the following:
“    5.5    Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank by submission to the Financial Statement Repository or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations as at their dates or for the periods covered thereby. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository or otherwise submitted to Bank.”

2.4    Section 5.11 (Full Disclosure). Section 5.11 is deleted in its entirety and replaced with the following:
“    5.11    Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement submitted to the Financial Statement Repository or otherwise submitted to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written reports, written certificates and written statements submitted to the Financial Statement Repository or otherwise submitted to Bank and set forth in Borrower’s filings with the SEC, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates, or written statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).”
2.5    Section 6.2 (Financial Statements, Reports, Certificates). The following text appearing in Section 6.2 of the Loan Agreement is deleted:

“    6.2    Financial Statements, Reports, Certificates. Provide Bank with the following:”
and replaced with the following:
“    6.2    Financial Statements, Reports. Provide Bank with the following by submitting to the Financial Statement Repository:”
2.6    Section 6.2 (Financial Statements, Reports, Certificates). Subsection (d) of Section 6.2 is deleted in its entirety and replaced with the following:
“    (d)    within (i) thirty (30) days after the last day of each month in which Advances are outstanding or an Advance request has been made and (ii) thirty (30) days after the last day of each quarter to the extent not required pursuant to (i) during any month in such quarter, a completed Compliance Statement, confirming that, as of the end of such period, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenant set forth in this Agreement and such other information as Bank may reasonably request, including, without limitation, a statement that at the end of such period there were no held checks;”
2.7    Section 6.2 (Financial Statements, Reports, Certificates). Subsection (j) of Section 6.2 is deleted in its entirety and replaced with the following:
“    (j)    prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and
(k)    other financial information reasonably requested by Bank.”

2.8    Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 is hereby amended by inserting the following to appear at the end thereof:
“Any submission by Borrower of a Compliance Statement, a Borrowing Base Report or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 6.2 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (a) as of the date of such Compliance Statement, Borrowing Base Report or other financial statement, the information and calculations set forth therein are true, accurate and correct, (b) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Statement, Borrowing Base Report or other financial statement, as applicable; (c) as of the date of such submission, no Events of Default have occurred or are continuing; (d) all representations and warranties other than any representations or warranties that are made as of a specific date in Article 5 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement, Borrowing Base Report or other financial statement, as applicable; (e) as of the date of such submission, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9; and (f) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.”

2.9    Section 6.8 (Accounts). Subsection (a) of Section 6.8 is deleted in its entirety and replaced with the following:
“    (a)    Maintain all of its and all of its Subsidiaries’ operating accounts, depository accounts, and excess cash with Bank and Bank’s Affiliates; provided, however, Foreign Subsidiaries of Borrower may maintain accounts outside of the United States with financial institutions other than Bank and Bank’s Affiliates. In addition to the foregoing, Borrower, any Subsidiary of Borrower, and any Guarantor shall obtain any business credit card exclusively from Bank.”
2.10    Section 6.9 (Financial Covenants). Subsection (c) of Section 6.9 is deleted in its entirety and replaced with the following:
“    (c)    Intentionally omitted.”

2.11    Section 6.12 (Online Banking). Subsection (b) of Section 6.12 is deleted in its entirety and replaced with the following:
“    (b)    Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness of any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.”
2.12    Section 7.1 (Dispositions). The following text appearing in Section 7.1 of the Loan Agreement is deleted:
“Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”)”
and replaced with the following:

“Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”)”
2.13    Section 7.2 (Changes in Business, Management, Control, or Business Locations). Section 7.2 is hereby amended by inserting the following to appear at the end thereof:
“If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of Five Hundred Thousand Dollars ($500,000.00) of Borrower's assets or property, then Borrower will use commercially reasonable efforts to cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance satisfactory to Bank.”

2.14    Section 7.3 (Mergers or Acquisitions). The first sentence of Section 7.3 is deleted in its entirety and replaced with the following:
“Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division) except to the extent constituting a Permitted Acquisition or Permitted Investment.”
2.15    Section 13 (Definitions). The term “Compliance Certificate” and its definition is deleted in its entirety.
2.16    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:
“    “Administrator” is an individual that is named:

(a)     as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and

(b)     as an Authorized Signer of Borrower in an approval by the Board.”

“    “Availability Amount” is (a) the lesser of (i) (A) prior to the completion of the Initial Audit, an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000.00) outstanding at any time and (B) after the completion of the Initial Audit, the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.”

“    “Initial Audit” is Bank’s inspection of Borrower’s Accounts, the Collateral, and Borrower’s Books, completed after the Fifth Amendment Effective Date, with results satisfactory to Bank in its sole and absolute discretion.”
“    “Revolving Line Maturity Date” is November 2, 2022.”
2.17    Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:
“    “Compliance Statement” is that certain statement in the form attached hereto as Exhibit B.”

“    “Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.”

“    “Fifth Amendment Effective Date” is April ___, 2020.” [DATE OF THIS AMENDMENT. TO BE COMPLETED AT CLOSING]

“    “Financial Statement Repository” is mkelty@svb.com or such other means of collecting information approved and designated by Bank after providing notice thereof to Borrower from time to time.”

2.18    Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Statement attached as Schedule 1 attached hereto.
3.    Post-Closing Conditions. Borrower hereby acknowledges and agrees that Borrower will deliver to Bank, on or before the date that is thirty (30) days from the date of this Amendment, each in form and substance satisfactory to Bank: (a) an Acord 25 insurance certificate with respect to Borrower’s general liability insurance policies; (b) an Acord 28 insurance certificate with respect to Borrower’s property insurance policies; (c) an endorsement to Borrower general liability insurance policy that names Bank as an additional insured; (d) an endorsement to Borrower’s property insurance policy that names Bank as the sole lender’s loss payee; and (e) an endorsement providing that the insurer will provide Bank with 30 days’ notice prior to Borrower’s property or general liability policies being cancelled. Borrower acknowledges and agrees that the failure of Borrower to satisfy the requirements set forth in the immediately preceding sentence within thirty (30) days from the date of this Amendment shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.
4.    Limitation of Amendments.

4.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
5.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.    Ratification of Perfection Certificate. Except as set forth on Schedule 2 hereto, Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of November 2, 2015, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
7.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
8.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.    Intentionally omitted.
10.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of (i) a fully-earned, non-refundable amendment fee in an amount equal to Fifty Thousand Dollars ($50,000.00) and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: /s/ Kyle Larrabee Name: Kyle Larrabee Title: Senior Vice President	LIMELIGHT NETWORKS, INC. By: /s/ Sajid Malhotra Name: Sajid Malhotra Title: Chief Financial Officer

The undersigned hereby certifies, to the best of his or her knowledge, that the information set out in the Perfection Certificate is true, complete and correct.

By: /s/ Sajid Malhotra
Name: Sajid Malhotra
Title: Chief Financial Officer
Email: smalhotra@llnw.com
Phone: +16028505778

Schedule 1

EXHIBIT B
COMPLIANCE STATEMENT
TO:    SILICON VALLEY BANK                Date:
FROM: LIMELIGHT NETWORKS, INC.

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Financial statements	Monthly within 30 days when Advances are outstanding or requested in said month	Yes No
Compliance Statement	Monthly within 30 days when Advances are outstanding or requested in said month; otherwise, quarterly within 30 days	Yes No
10‑Q, 10‑K (including opinion of auditors) and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings and Deferred Revenue Report	Monthly within 30 days when Advances are outstanding or requested in said month; otherwise, quarterly within 30 days	Yes No
Borrowing Base Reports	Monthly within 30 days when Advances are outstanding or requested in said month; otherwise, quarterly within 30 days	Yes No
Board-approved Projections	FYE within 60 days and as updated or amended	Yes No

Financial Covenant	Required	Actual	Complies

Maintain at all times:
Adjusted Quick Ratio (must include at least $5,000,000 in in accounts with Bank and Bank’s Affiliates) (tested monthly when Advances are outstanding or requested in said month; otherwise, quarterly)	> 1.0 : 1.0 $5,000,000 in in accounts with Bank and Bank’s Affiliates	____ : 1.0______ $_______ in in accounts with Bank and Bank’s Affiliates)	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.

New Office, Business or Bailee Locations	Borrower	Collateral Description	Value of Collateral

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)
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SCHEDULE 1 TO COMPLIANCE STATEMENT
FINANCIAL COVENANT OF BORROWER
In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.
Dated:    ____________________
I.    Adjusted Quick Ratio (Section 6.9(d))
Required: > 1.0 : 1.0

Actual:     _____ : 1:0

A.
Aggregate amount of Borrower’s unrestricted and unencumbered (other than Liens in favor of Bank pursuant to the general security interest granted in the Agreement) cash and Cash Equivalents held at such time by Borrower in Deposit Accounts or Securities Accounts maintained with Bank and, to the extent that they are subject to a fully-executed and enforceable Control Agreement in favor of Bank, Deposit Accounts or Securities Accounts maintained with Bank’s Affiliates and other financial institutions (provided that Borrower shall have at least Five Million Dollars ($5,000,000.00) in unrestricted and unencumbered (other than Liens in favor of Bank pursuant to the general security interest granted in the Agreement) cash and Cash Equivalents in Deposit Accounts or Securities Accounts in Borrower’s name maintained with Bank or Bank’s Affiliates)

$
B.	Aggregate value of Borrower’s net billed accounts receivable, determined according to GAAP	$
C.	Quick Assets (the sum of lines A and B)	$
D.	All obligations and liabilities of Borrower to Bank	$
E.
Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s balance sheet, including all Indebtedness, not otherwise reflected in line D above, that mature within one (1) year
$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Deferred Revenue	$
H.	Adjusted Quick Ratio ((i) line C divided by (ii) line F minus line G)

Is line H equal to at least 1.0 : 1.0?

  No, not in compliance              Yes, in compliance

Schedule 2

Amendments to Perfection Certificate

The Perfection Certificate is amended by inserting the following text to appear as a new Section 14, immediately following Section 13 thereof:
14.    BENEFICIAL OWNERSHIP

a.	Is the Company any of the following:

(i)
a public company or an issuer of securities that are registered with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934 or that is required to file reports under Section 15(d) of that Act;

(ii)	an investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940;

(iii)	an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940; or

(iv)	a pooled investment vehicle operated or advised by a regulated financial institution (including an SEC-registered investment adviser)?
Yes     ☒     No    ☐
If yes, no further information is required for Sections 14(b), 14(c) or 14(d) below. If no, continue to Section 14(b):

b.	Is the Company a pooled investment vehicle that is not operated or advised by a regulated financial institution?
Yes     ☐     No    ☐
If yes, skip to Section 14(d) below. If no, continue to Section 14(c):

c.
Does any individual, directly or indirectly (for example, if applicable, through such individual’s equity interests in the Company’s parent entity), through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of the Company:

Yes     ☐     No    ☐
If yes, complete the following information. If no, continue to Section 14(d) below.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date	Percentage of ownership (if indirect ownership, explain structure)
1
2
3
4

d.
Identify one individual with significant responsibility for managing the Company, i.e., an executive officer or senior manager (e.g., Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Managing Member or General Partner) or any other individual who regularly performs similar functions. If appropriate, an individual listed in Section 14(c) above may also be listed here.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date
1